Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT
                         Pursuant to 18 U.S.C. ss. 1350

                  Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, the undersigned hereby certifies that (i) the Quarterly Report of First United Corporation on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.


Date:    May 3, 2004                   /s/ William B. Grant
                                       ----------------------------------------
                                       William B. Grant, Chairman of the Board
                                       and Chief Executive Officer